Exhibit 99.2

News
Contacts: Robert W. Grupp, Cephalon Australia: +61-2-9928-1507 Mobile: +1-484-557-8401 U.S. +1-610-738-6402 rgrupp@cephalon.com Dr Bruce Gray, SIRTeX Medical Australia: + 61-2-9856-0400

FOR IMMEDIATE RELEASE

Cephalon, Inc. to Make a Cash Bid to Acquire SIRTeX Medical Limited

Cephalon Will Offer SIRTeX Shareholders A$4.85 Per Share,
Valuing SIRTeX at A$271 Million

SIRTeX Board Intends to Recommend Cephalon’s Offer

West Chester, PA and Sydney, Australia, February 12, 2003 — Cephalon, Inc. (NASDAQ: CEPH) and SIRTeX Medical Limited (ASX: SRX) today jointly announced that Cephalon’s wholly-owned subsidiary, Cephalon Australia Pty. Limited, intends to make a takeover bid for SIRTeX.  SIRTeX markets SIR-Spheres®, a product approved in the United States, Europe, Australia and portions of Asia for the treatment of liver cancer.

Under its bid, Cephalon Australia intends to offer A$4.85 cash for each SIRTeX ordinary share including any SIRTeX shares that are issued on the exercise of SIRTeX options.  The total bid value is approximately A$271 million (approximately US$161 million) on a fully-diluted basis.  The offer represents a 13.5 percent premium to SIRTeX’s 90-day volume weighted average price and a 2.1 percent premium to the closing price on Feb. 10, 2003 (being the date before SIRTeX requested a trading halt, pending the release of this announcement).  Cephalon intends to fund the bid price using a portion of its existing cash balance.

SIRTeX’s board of directors engaged a U.S.-based financial consultant to explore options to maximise shareholder values. Based on the results of this process, the SIRTeX directors believe Cephalon Australia’s bid represents an attractive outcome for SIRTeX shareholders.

The SIRTeX board of directors also announced today that it intends to recommend acceptance of the Cephalon Australia bid to its shareholders in the absence of a higher bid.  Dr. Bruce Gray, SIRTeX’s Executive Chairman and President and largest shareholder, has signed an agreement that provides Cephalon Australia with an option to acquire shares from Dr. Gray representing up to 19.9 percent of the total issued share capital of SIRTeX at a price of A$4.85 per SIRTeX share.

Cephalon’s Chairman and Chief Executive Officer, Frank Baldino, Jr., PhD, said that Cephalon considers the SIRTeX bid to be fair, and, if successful, SIRTeX will become part of a profitable, international biopharmaceutical company.  Dr. Baldino added that Cephalon is committed to investing in and continuing SIRTeX’s operations in Australia, including transitioning SIRTeX employees to Cephalon Australia.

“We feel that SIRTeX is a perfect fit for Cephalon’s growth strategy,” Dr. Baldino said.  “SIR-Spheres is a novel, innovative oncology treatment that is approved for use in the United States, Europe, Australia and portions of Asia.  SIR-Spheres is at the beginning of its growth cycle.  With Cephalon’s infrastructure, resources and proven marketing ability, we believe we will be able to drive this product to its full commercial and therapeutic potential.”

SIR-Spheres was approved for marketing in the United States in March 2002 for treatment of unresectable metastatic liver tumors from primary colorectal cancer with adjuvant intra-hepatic artery chemotherapy.  The U.S. incidence of new cases of metastatic liver cancer is more than 50,000 annually.

SIR-Spheres deliver a high radiation dose to tumors within the liver regardless of their cell of origin, number, size or location.  The procedure uses biocompatible radioactive microspheres that contain yttrium-90 and emit high-energy beta radiation.  The microspheres are implanted using a catheter placed in the hepatic artery feeding the liver and are trapped in the small blood vessels of the tumors.  Commonly reported side effects of SIR-Spheres include fever, abdominal pain, nausea, vomiting, diarrhea and mild to moderate elevation of LFTs.

Clinical studies supporting the product’s U.S. approval showed an improvement in median time to first progressive disease in the liver from 7.8 months to 12.0 months (p = 0.05) for patients with advanced, unresectable colorectal liver metastases receiving SIR-Spheres and floxuridine (FUDR) vs FUDR alone.  A post-approval clinical trial, presented at the American Society of Clinical Oncology (May 2002) compared systemic fluorouracil/leucovorin (5 FU/LV) chemotherapy versus the same chemotherapy plus a single administration of SIR-Spheres in patients with advanced colorectal liver metastases.  A statistically significant (p < 0.001) improvement in time to progressive disease from 3.4 months to 15.6 months favoring the group receiving SIR-Spheres was shown.  This study also showed that the SIR-Spheres and chemotherapy group had a median survival of 27.1 months compared to 12.8 months in the chemotherapy alone group (p = 0.03).

Dr. Gray, the founder of SIRTeX, said: “SIRTeX requires significant additional resources to enable SIR-Spheres to be accessible to the tens of thousands of cancer patients worldwide whom we believe can benefit from this treatment.  Cephalon has the resources and experience to make this goal a reality and is an ideal partner for us.”

Cephalon’s guidance is that SIR-Spheres sales revenue for 2003 will be approximately US$10-$12 million.  Cephalon expects to make substantial investments in SIR-Spheres manufacturing and commercialisation to drive rapid growth of SIR-Spheres beginning in early 2005.  Cephalon’s previously stated 2003 earnings guidance of approximately US$1.50 per share (fully diluted) remains unchanged.

SIRTeX today has entered into a Pre-Bid Agreement with Cephalon under which, among other things, SIRTeX has agreed to compensate Cephalon for reasonable costs, expenses and losses that it incurs in connection with the bid, if unsuccessful, up to a maximum of approximately A$2.7 million.  The principal terms of the Pre-Bid Agreement (including details of the compensation arrangement) are summarised in Attachment 1 to this announcement.  Cephalon’s bid for SIRTeX shares also will be subject to a number of conditions:

•                                          Australian foreign investment approval;

•                                          90 percent minimum acceptance condition;

•                                          no prescribed occurrences;

•                                          no regulatory action to restrain the takeover bid;

•                                          no material acquisitions, disposals or other transactions by SIRTeX;

•                                          SIRTeX carries on business in the ordinary course;

•                                          no force majeure event;

•                                          no material adverse change in relation to SIRTeX;

•                                          the All Ordinaries Index is below 2,574 or the NASDAQ is below 1,135 at the close of trading on any two consecutive days;

•                                          Industry Research and Development Board confirmation of no action under R&D Start Grant Agreement; and

•                                          all outstanding SIRTeX options being exercised, cancelled or subject to compulsory acquisition.

These conditions are summarised at Attachment 2 to this announcement.

The SIRTeX directors encourage SIRTeX shareholders not to take any action in relation to Cephalon’s takeover bid until they have received and read Cephalon’s Bidder’s Statement and SIRTeX’s Target Statement which will be sent to them in due course.

Cephalon is being advised by Credit Suisse First Boston LLC.  SIRTeX is being advised by Three Oaks Group, Inc.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

Cephalon currently employs approximately 1,500 people primarily in the United States and Europe.  U.S. sites include the company’s headquarters in West Chester, near Philadelphia, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah.  Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and at Laboratoire L. Lafon in Maisons-Alfort, France.

The company currently markets three proprietary products in the United States:  PROVIGIL® (modafinil) Tablets [C-IV], GABITRIL® (tiagabine hydrochloride) and ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and more than 20 products internationally.  Further information about Cephalon and full prescribing information on its U.S. products is available at www.cephalon.com.

SIRTeX Medical Limited

SIRTeX is an Australian biotech company that is researching, developing and commercialising effective treatments for liver cancer using novel small particle technology. SIRTeX Medical was formed in 1997 to acquire and commercialise a portfolio of three technologies relating to the treatment of liver cancer developed by the Cancer Research Institute (CRI) in Perth.  Since its formation, SIRTeX Medical has both undertaken its own research and development and also contracted other agencies such as the CRI to further develop technologies. SIRTeX Medical has its corporate office in North Ryde, NSW.  Further information about SIRTeX is available at www.sirtex.com.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding it ability to realise commercial success with SIR-Spheres, the impact of this transaction, if successful, on Cephalon’s business, anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The U.S. Private Securities Litigation Reform Act of 1995 permits this discussion.

ATTACHMENT 1

SUMMARY OF PRE-BID AGREEMENT

On 12 February 2003 Sirtex Medical Limited (“SIRTeX”) and Cephalon, Inc. (“Cephalon”) entered into an agreement (the “Pre-Bid Agreement”).  A brief summary of the principal terms of the Pre-Bid Agreement is set out below.

1.             Reimbursement Amount

In consideration of and to induce Cephalon, through its wholly owned subsidiary Cephalon Australia Pty Limited (“Cephalon Australia”), making the takeover bid for SIRTeX shares (“Takeover Bid”) on the terms and subject to the conditions referred to in the announcement to which this summary is attached, SIRTeX agreed to pay the sum of A$2,642,533 (the “Reimbursement Amount “) as compensation for the reasonable costs, expenses and losses incurred by Cephalon in pursuing the Takeover Bid if:

(a)                                  any SIRTeX director does not make or withdraws a recommendation that holders of SIRTeX shares accept the Takeover Bid;

(b)                                 any SIRTeX director makes a recommendation to SIRTeX shareholders in favour of a proposal or offer which, if substantially completed, results in any person other than Cephalon or its related corporations acquiring control of SIRTeX (“Competing Takeover Bid”); or

(c)                                  a Competing Takeover Bid is made and the competing bidder acquires a relevant interest in more than 50% of SIRTeX shares.

SIRTeX is entitled to set off against the Reimbursement Amount any amount received by Cephalon or its subsidiaries for SIRTeX shares upon disposal of those shares pursuant to a Competing Takeover Bid  less any tax payable by Cephalon on such disposal.

SIRTeX is not required to pay the Reimbursement Amount to the extent that it is finally determined by the Takeovers Panel or the Court to be unlawful to involve a breach of the duties of the Directors of SIRTeX or to constitute unacceptable circumstances.

2.             Non solicitation

SIRTeX must ensure that, for a period of 60 days after the date of the Pre-Bid Agreement, it and each of its related bodies corporate, officers, employees, agents, consultants, investment bankers, lawyers or other advisers (each a “Relevant Person”), does not directly or indirectly, solicit, initiate or encourage or participate in any negotiations or discussions or provide any information with respect to any expression of interest, offer or proposal by any person to make a Competing Takeover Bid.  SIRTeX and any Relevant Person are not prevented from taking any action if, in the reasonable opinion of the directors formed in the utmost good faith in reliance on specific and other appropriate advice, the failure to perform that action would involve a breach of the duties of the directors of SIRTeX.

3.             Assistance by SIRTeX

SIRTeX must ensure that Cephalon is given reasonable access to senior management to discuss, review and be shown information concerning SIRTeX which Cephalon reasonably requires for the purposes of remaining current with developments in SIRTeX’s business and for the integration of SIRTeX’s business with that of Cephalon, except when to do so would, in the reasonable opinion of the directors formed in good faith, involve a breach of their statutory or fiduciary duties or contractual duties.

4.             Options Offer

Subject to obtaining certain ASIC relief, Cephalon Australia must make a separate offer (subject to the same conditions as the Takeover Bid) to holders of SIRTeX options, whether or not regulated by Chapters 6 to 6C of the Corporations Act, under which option holders are offered a cash sum as consideration for their agreeing to the cancellation of their SIRTeX options, which cash sum is not less than the difference between the price being offered for SIRTeX shares under the Takeover Bid and the exercise price of the relevant SIRTeX options.

This is a summary only and is qualified in its entirety by reference to the precise terms of the Pre-Bid Agreement which will be included with the Bidder’s Statement of Cephalon Australia.

ATTACHMENT 2

CONDITIONS OF THE SHARE OFFER

Cephalon Australia’s offer for ordinary shares (the “Share Offer”) in the capital of Sirtex Medical Limited (“SIRTeX”) will be subject to the following conditions.

1.             Minimum acceptance condition

That at the end of the period during which the Share Offer is open for acceptance (the “Offer Period”), Cephalon Australia has a relevant interest in at least 90% (by number) of the ordinary shares in the capital of SIRTeX (“SIRTeX Shares”);

2.             Foreign Investment Review Board approval

One of the following occurs before the end of the Offer Period:

(a)                                  Cephalon Australia receives unconditional written notice issued by or on behalf of the Australian Treasurer stating that there are no objections under the Australian Government’s foreign investment policy to the acquisition by Cephalon Australia of all of the SIRTeX Shares the subject of the takeover bid; or

(b)                                 the Treasurer ceases to be entitled to make an order under Part II of the Foreign Acquisitions and Takeovers Act 1975 (Cth) regarding the acquisition of those SIRTeX Shares by Cephalon Australia.

3.             No action by public authority adversely affecting the takeover bid

That during the period from this announcement and ending at the end of the Offer Period (“Condition Period”):

(a)                                  there is not in effect any preliminary or final decision, order or decree issued by a public authority;

(b)                                 no action or investigation is instituted, or threatened by any public authority; or

(c)                                  no application is made to any public authority (other than an application by Cephalon Australia or any company within the Cephalon Group, an application under section 657G of the Corporations Act, or an application commenced by a person specified in section 659B of the Corporations Act in relation to the takeover bid), in consequence of, or in conjunction with, the takeover bid, which restrains or prohibits or threatens to restrain or prohibit, or may otherwise materially adversely impact upon, the making of the takeover bid or the objectives of the takeover bid or seeks to require the divestiture by Cephalon Australia of any SIRTeX Shares, or the divestiture of any assets by any company within the SIRTeX Group or the Cephalon Group.

4.             No material acquisitions, disposals, etc.

Except for any proposed transaction publicly announced by SIRTeX before the date this announcement is made and any transaction undertaken by SIRTeX in its ordinary course of business, none of the following events occur during the period from that date to the end of the Offer Period:

(a)                                  SIRTeX, or any subsidiary of SIRTeX, acquires, offers to acquire or agrees to acquire one or more companies or assets (or an interest in one or more companies or assets) for an amount in aggregate greater than $1,000,000 or makes an announcement in relation to such an acquisition;

(b)                                 SIRTeX, or any subsidiary of SIRTeX, disposes, offers to dispose or agrees to dispose of one or more companies or assets (or an interest in one or more companies or assets) for an amount in aggregate greater than $1,000,000 or makes an announcement in relation to such a disposal;

(c)                                  SIRTeX, or any subsidiary of SIRTeX, enters into, offers to enter into or announces that it proposes to enter into any joint venture or partnership, involving a commitment of greater than $1,000,000 or makes an announcement in relation to such a commitment; or

(d)                                 SIRTeX, or any subsidiary of SIRTeX, incurs or commits to, or grants to another person a right the exercise of which would involve a member of the SIRTeX Group incurring or committing to any capital expenditure or other liability of any nature (whether conditional or otherwise) in respect of one or more related items of greater than $750,000 or makes an announcement in relation to such a commitment.

5.             Conduct of SIRTeX’s business

That, during the Condition Period, none of SIRTeX, or (except in relation to 5(a) or 5(b)) any body corporate which is or becomes a subsidiary of SIRTeX, without the written consent of Cephalon Australia:

(a)                                  declares, or distributes any dividend, bonus or other share of its profits or assets;

(b)           makes any change in its constitution;

(c)                                  borrows or agrees to borrow any money (except for temporary borrowing from its bankers in the ordinary course of business) in an amount exceeding $1,000,000;

(d)                                 releases, discharges or modifies any obligation owed to it of a value exceeding $1,000,000 or agrees to do so;

(e)                                  enters or agrees to enter into any contract of service or varies or agrees to vary any existing contract of service with any director or manager, or pays or agrees to pay any retirement benefit or allowance to any director, manager, or make or agree to make any substantial change in the basis or amount of remuneration of any director or manager  (other than in each case as required by law or provided under any superannuation, provident or retirement scheme as in effect on the date of this announcement) to the extent that any of these matters (or any combination of these matters) would give rise to a liability of the SIRTeX of an amount exceeding $750,000;

(f)                                    conducts its business otherwise than substantially in the ordinary course (although  SIRTeX may take such action as is required in connection with the takeover bid);

(g)                                 has commenced against it any material claims or proceedings in any court or tribunal (including, but not limited to, a petition for winding up or an application for appointment of a receiver or receiver and manager); and

(h)                                 becomes subject to investigation under the Australian Securities and Investments Commission Act 2001 (Cth) or any corresponding legislation (other than in connection with the takeover bid) and that has a material adverse effect on the takeover bid.

6.             No force majeure event

That during the Condition Period no act of war (whether declared or not) or terrorism, mobilisation of armed forces, civil commotion or labour disturbance, fire or natural disaster, or other event beyond the control of SIRTeX or the relevant subsidiary occurs which has or is likely to have a materially adverse effect on the assets, liabilities, financial position, performance, profitability or prospects of SIRTeX and its subsidiaries taken as a whole.

7.             No material adverse change

That during the Condition Period:

(a)                                  no change occurs, is discovered or becomes public which has or could reasonably be expected to have a material adverse effect on the assets, liabilities, financial position, performance, profitability or prospects of SIRTeX and its subsidiaries taken as a whole, other than any action by the Food and Drug Administration of the Department of Health and Human Services of the United States of America (FDA), except as referred to in paragraph 7(b); or

(b)                                 action is taken by the FDA which has or could reasonably be expected to have a material adverse effect on SIRTeX’s regulatory approvals.

8.             Decline in indices

That, at close of trading on the relevant stock exchange on any two consecutive trading days during the Condition Period:

(a)                                  the All Ordinaries Index of ASX is below 2,574; or

(b)                                 the NASDAQ composite index is below 1,135.

9.             Industry Research and Development approval

That, before the end of the Offer Period, SIRTeX receives a written confirmation from the Industry Research and Development Board:

(a)                                  to the effect that it will not exercise any rights under the R&D Start Grant Agreement as a consequence of Cephalon Australia taking control of SIRTeX; or

(b)                                 which identifies precisely the rights which it will exercise, and the exercise of such rights would not or could not reasonably be expected to have a material adverse effect on the assets, liabilities, financial position, business, performance, profitability or prospects of SIRTeX or any subsidiary.

10.           SIRTeX Options

That, before the end of the Offer Period:

(a)                                  all outstanding options to acquire unissued ordinary SIRTeX Shares (“SIRTeX Options”) have been exercised or cancelled; or

(b)                                 Cephalon Australia becomes entitled to compulsorily acquire all outstanding SIRTeX Options pursuant to section 661A of the Corporations Act.

11.           No prescribed occurrences

That none of the following events occurs during the period beginning on the date the Bidder’s Statement is given to SIRTeX and ending at the end of the Offer Period:

(a)                                  SIRTeX converts all or any of its shares into a larger or smaller number of shares;

(b)                                 SIRTeX or a subsidiary of SIRTeX resolves to reduce its share capital in any way;

(c)                                  SIRTeX or a subsidiary of SIRTeX:

(d)                                 enters into a buy-back agreement; or

(e)                                  resolves to approve the terms of a buy-back agreement under section 257C(1) or 257D(1) of the Corporations Act;

(f)                                    SIRTeX or a subsidiary of SIRTeX issues shares (other than SIRTeX Shares issued as the result of the exercise of SIRTeX Options ) or grants an option over its shares, or agrees to make such an issue or grant such an option;

(g)                                 SIRTeX or a subsidiary of SIRTeX issues, or agrees to issue, convertible notes;

(h)                                 SIRTeX or a subsidiary of SIRTeX disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

(i)                                     SIRTeX or a subsidiary of SIRTeX charges, or agrees to charge, the whole, or a substantial part, of its business or property;

(j)                                     SIRTeX or a subsidiary of SIRTeX resolves to be wound up;

(k)                                  the appointment of a liquidator or provisional liquidator of SIRTeX or of a subsidiary of SIRTeX;

(l)                                     a court makes an order for the winding up of SIRTeX or of a subsidiary of SIRTeX;

(m)                               an administrator of SIRTeX, or of a subsidiary of SIRTeX, is appointed under section 436A, 436B or 436C of the Corporations Act;

(n)                                 SIRTeX or a subsidiary of SIRTeX executes a deed of company arrangement; or

(o)                                 a receiver, or a receiver and manager, is appointed in relation to the whole, or a substantial part, of the property of SIRTeX or of a subsidiary of SIRTeX.

12.           No prescribed occurrences between announcement and service

That none of the events referred to in sub-paragraph 11(a) to 11(o) of this Attachment 2 happens in relation to SIRTeX during the period beginning on the date of this announcement and ending at the end of the day before the Bidder’s Statement is given to SIRTeX.

This is a summary only and is qualified in its entirety by reference to the precise terms of the Share Offer which will be included with the Bidder’s Statement of Cephalon Australia.  A number of the words and phrases used above have been defined in the Pre-Bid Agreement.  Those definitions will be repeated in the Bidder’s Statement.